NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:     Steve Solomon                               Investor Relations:
             Citadel Security Software Inc.              Ken Sgro
             (214) 750-2454                              CEOcast, Inc.
             Ssolomon@citadel.com                        (212) 732-4300 x224
             --------------------

          Citadel Security Software Reports Second Quarter 2003 Results

    Reports 149% Sequential Quarterly Increase in Hercules License Fees; Company
         Affirms 2003 Full-Year Revenue Target of at least $7.5 Million

DALLAS, TX -August 12, 2003--Citadel Security Software Inc. (OTCBB:CDSS), a leader in automated vulnerability remediation (AVR) and policy compliance solutions, today announced financial results for the second quarter and six months ended June 30, 2003. Revenue for the second quarter of 2003 increased 70% to $779,000 versus $457,000 for the second quarter of 2002. The net loss for the quarter ended June 30, 2003 was $1,377,000, or ($0.06) per share versus a net loss of $498,000, or ($0.04) per share for the quarter ended June 30, 2002. Revenue for the six months ended June 30, 2003 was $1,053,000 representing a 93% increase versus revenue for the six months ended June 30, 2002 of $547,000. The net loss for the six months ended June 30, 2003 was $2,614,000, or ($0.13) per share, versus a net loss of $1,067,000, or ($0.08)
per share, for the six months ended June 30, 2002.

"Our operating results for the quarter are very encouraging as we saw Hercules license revenue grow 149% over the first quarter of 2003, demonstrating its growing market acceptance as an effective enterprise solution that enables customers to efficiently manage their vulnerabilities and reduce the security risk of their networks" said Steve Solomon, Citadel's CEO. "As a pioneer in vulnerability management, specifically vulnerability remediation, Citadel is changing how enterprises mitigate security risk in their computing environments. The future and fastest growing segment of security risk mitigation is proactive management of vulnerabilities and our growing list of customers and partners recognize Hercules as an extension to their current vulnerability management offerings."

Business  Outlook

Management offers the following forward-looking guidance for the fiscal third quarter, ending September 30, 2003 and the fiscal year ending December 31, 2003:

- Third quarter revenue is expected to be in the range of $2.0 million to $2.5 million.
- Revenue for the fiscal year is expected to be at least $7.5 million. The company generated $1.3 million for the entire 2002 fiscal year.

Highlights for the first half of 2003:

- Orders for Citadel's security software solutions topped $1 million in the second quarter. The bulk of the orders were received from companies and organizations in financial services, healthcare and government which are affected by the mandates of Gramm-Leach-Bliley, Health Insurance Portability and Accountability Act (HIPAA) or the cyber-security initiatives of the federal government administered by the Office of Management and Budget (OMB). Customers this quarter include Washington Mutual Bank, AIG Sun America, The Methodist Hospital, Thomason General Hospital and the US Food and Drug Administration, among others.

- Citadel released Hercules 2.0 in May, 2003. The new version of Hercules adds support for UNIX-Solaris and Linux-Red Hat in addition to Windows, addressing the market potential for enterprise organizations running multiple operating system platforms. Hercules 2.1, was released in July 2003 and adds interoperability with Foundstone and Vigilante's vulnerability assessment tools, as well as expanded executive-level reporting such as ROI and trend analysis. Interoperability with a ninth scanner, from SPIDynamics, is planned for release later this year.

- Hercules' license fee revenue grew 149% over the first quarter of 2003 and 681% over the second quarter of 2002.

- Citadel signed channel partner agreements with two Fortune 100 federal government prime IT contractors, opening up additional avenues for selling to federal government agencies.

- During the first half of 2003, Citadel expanded its sales territories with the addition of representatives in San Francisco, Los Angeles, New York and Washington DC. Citadel plans to place sales professionals in the Midwest and the Southeast in the coming months to support the needs of its growing list of customer and partners.


ABOUT  CITADEL

Citadel Security Software Inc., a leader in automated vulnerability remediation and policy enforcement solutions, helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending Hercules(R) technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. Winshield(R) SecurePC(TM) and NetOFF(TM) products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as HIPAA and Gramm-Leach-Bliley legislation. For more information on the Citadel, visit www.citadel.com, or contact the company at (214) 520-9292.
      ---------------

                                      # # #

Except for the historical information contained herein, this press release contains forward looking statements that are subject to risks and uncertainties, including the current economic and geopolitical environment, information technology spending trends, lack of Citadel operating history, uncertainty of product acceptance, uncertainty of ability to compete effectively in a new market and the uncertainty of profitability and cash flow of Citadel. These risks and uncertainties may cause actual outcomes and results to differ materially from expectations in this presentation. These and other risks are detailed in Citadel's current report on Form 10-QSB for the quarter ended June 30, 2003 and on Form 10-KSB for the year ended December 31, 2002.

Citadel is a trademark and Hercules is a registered trademark of Citadel Security Software.

                          CITADEL SECURITY SOFTWARE INC.
                        UNAUDITED STATEMENTS OF OPERATIONS

                                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                                           JUNE 30,                     JUNE 30,
                                                      2003          2002           2003          2002
                                                 -------------  ------------   ------------  ------------
Revenue
  License fees                                    $  686,006    $   425,616    $   873,604    $  513,366
  Customer support and services                       93,055         31,835        179,387        33,361
                                                 -------------  ------------   ------------  ------------
    Total revenue                                    779,061        457,451    $ 1,052,991       546,727

Costs of revenue
  Software amortization                               90,006         28,676        136,452        33,676
  Customer support and services costs                 35,323              -         57,110             -
  Shipping and other costs                            17,885          1,534         18,452         3,626
                                                 -------------  ------------   ------------  ------------
    Total costs of revenue                           143,214         30,210        212,014        37,302

Operating expenses
  Selling, general and administrative expense      1,584,460        811,215      2,870,105     1,405,377
  Product development expense                         94,511        105,426        160,216       146,101
  Depreciation expense                                41,150          6,505         79,194        23,434
                                                 -------------  ------------   ------------  ------------
    Total operating expenses                       1,720,121        923,146      3,109,515     1,574,912
                                                 -------------  ------------   ------------  ------------
    Operating loss                                (1,084,274)      (495,905)    (2,268,538)   (1,065,487)

Interest expense                                     (67,246)        (2,000)      (120,664)       (2,000)
Write-off of note receivable from related party     (225,000)             -       (225,000)            -
                                                 -------------  ------------   ------------  ------------
Loss before income taxes                          (1,376,520)      (497,905)    (2,614,202)   (1,067,487)

Provision for income taxes                                 -              -              -             -
                                                 -------------  ------------   ------------  ------------
Net loss                                         $ (1,376,520)  $  (497,905)   $(2,614,202)  $(1,067,487)
                                                 =============  ============   ============  ============

Net loss per share - basic and diluted           $      (0.06)  $     (0.04)   $     (0.13)  $     (0.08)
                                                 =============  ============   ============  ============

Weighted average shares outstanding -
    basic and diluted                              21,330,819    13,772,479     19,824,000    13,142,584
                                                 =============  ============   ============  ============

                         CITADEL SECURITY SOFTWARE INC.
                                BALANCE SHEETS

                                                            June 30,
                                                              2003       December 31,
                                                          (unaudited)       2002
                                                         -------------  -------------
                                     ASSETS
                                     ------
CURRENT ASSETS
  Cash and cash equivalents                              $     47,733   $     12,829
  Accounts receivable-trade, less allowance
   of $26,189 and $20,000                                     350,194        166,665
  Note receivable                                                  -         201,000
  Prepaid expenses and other current assets                   127,570         56,197
                                                         -------------  -------------
  Total current assets                                        525,497        436,691

PROPERTY AND EQUIPMENT, net                                   508,286        432,461
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, net of
  accumulated amortization of $2,807,708
  and $2,671,256                                            1,417,871        651,554
OTHER ASSETS                                                   17,243         17,243
                                                         -------------  -------------
  TOTAL ASSETS                                           $  2,468,897   $  1,537,949
                                                         ============   =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                  $  1,774,430   $  1,416,196
  Payroll tax obligations                                     665,154        788,562
  Accrued compensation                                        369,859        265,440
  Deferred revenue                                            402,162        150,193
  Note payable to shareholders, net of
   debt discount of $47,083                                        -         402,917
  Notes and advances payable to related parties                26,274        841,541
                                                         ------------   -------------
  Total current liabilities                                 3,237,879      3,864,849

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK, $.01 par value per share;
  1,000,000 shares authorized; no shares issued
  or outstanding
COMMON STOCK, $.01 par value per share;
  50,000,000 shares authorized; 21,910,498 and
  15,255,577 shares issued and outstanding                    219,105        152,555
ADDITIONAL PAID-IN CAPITAL                                 32,994,902     28,889,332
ACCUMULATED DEFICIT                                       (33,982,989)   (31,368,787)
                                                         -------------  -------------
STOCKHOLDERS' DEFICIT                                        (768,982)    (2,326,900)
                                                         -------------  -------------
 TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $  2,468,897   $  1,537,949
                                                         =============  =============